Registration No. 333-_______
As filed with the Securities and Exchange Commission on January 26, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CODORUS VALLEY BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2428543
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
105 Leader Heights Road P.O. Box 2887 York, PA 17403 (717) 747-1519	Larry J. Miller President and Chief Executive Officer 105 Leader Heights Road P.O. Box 2887 York, PA 17403 (717) 747-1500
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:
Kimberly J. Decker, Esq. Barley Snyder LLP 126 East King Street Lancaster, PA 17602-2893 (717) 299-5201

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [x]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [  ]                                                                           Accelerated filer  [  ]

Non-accelerated filer [  ]                                                                           Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Share Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $2.50 par value	150,000 shares	$9.71	$1,456,500	$167
(1) On January 24, 2012, the board of directors authorized the issuance of an additional 150,000 shares under the Plan.  The shares being registered hereby do not include shares of common stock previously registered on Registration Statement No. 033-46171 on Form S-3, as amended.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c).  Based upon the average of the high and low price, as reported by NASDAQ, as of January 24, 2012.

PROSPECTUS

CODORUS VALLEY BANCORP, INC.
Dividend Reinvestment and Stock Purchase Plan

Cusip No. 192025 10 4
_______________________________

200,000 Shares of Common Stock
$2.50 Par Value
_______________________________

This Prospectus relates to 200,000 shares of the $2.50 par value common stock of Codorus Valley Bancorp, Inc. which may be issued under the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) which Plan was adopted on February 25, 1992, and amended on December 16, 1994, January 12, 1999 and July 23, 2004. The shares in the Plan are subject to the terms of a shareholder rights plan. The shareholder rights plan provides for a dividend distribution of rights to purchase shares of the Corporation's common stock upon the occurrence of certain events.

The Plan provides shareholders of the Corporation’s common stock with a simple and convenient method of investing cash dividends in additional shares of common stock. Shareholders who elect to enroll in the Plan (“participants”) will, if they so desire, direct any cash dividends paid on their shares of common stock toward automatic investment in additional shares of common stock. The Plan also provides each participant with a convenient and economical way to voluntarily purchase additional shares of common stock within the limitations provided in the Plan.

Shares acquired for the Plan will be purchased in the open market, in negotiated transactions or from the Corporation. The purchase price of shares purchased from the Corporation will be the fair market value per share, as defined, at the purchase date. As of January 24, 2012, the market price of the Corporation’s common stock was $9.95. The purchase price of shares purchased in the open market or in negotiated transactions will be the price paid for the shares, excluding all fees, brokerage commissions and expenses. Shareholders who do not elect to participate in the Plan will receive dividends, as declared and paid, by check.

The Corporation is listed on the NASDAQ Global Market under the symbol “CVLY.”

Reference is made to the “Explanation of Dividend Reinvestment and Stock Purchase Plan” section, which is considered part of this Prospectus, for further information on the Plan.

______________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of thus prospectus. Any representation to the contrary is a criminal offense.

______________________________________

See “Risk Factors” beginning on page 2 for a discussion of various factors that shareholders should consider about an investment in our common stock.

The date of this Prospectus is January 24, 2012.

TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................................................................................................................................................	1
RISK FACTORS..........................................................................................................................................................................................	1
EXPLANATION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.........................................................	4
Purpose............................................................................................................................................................................................	4
Advantages.....................................................................................................................................................................................	4
Administration................................................................................................................................................................................	5
Participation.....................................................................................................................................................................................	5
Purchases.........................................................................................................................................................................................	6
Voluntary Cash Payments.............................................................................................................................................................	7
Reports to Participants...................................................................................................................................................................	9
Federal Income Tax Information...................................................................................................................................................	9
Withdrawal of Shares from Plan Accounts ................................................................................................................................	10
Termination of Participation..........................................................................................................................................................	11
Certificates for Shares....................................................................................................................................................................	11
Other Information............................................................................................................................................................................	12
USE OF PROCEEDS....................................................................................................................................................................................	14
EXPERTS......................................................................................................................................................................................................	14
LEGAL MATTERS.....................................................................................................................................................................................	14

PROSPECTUS SUMMARY

The Corporation

Codorus Valley Bancorp, Inc. (the “Corporation”), a Pennsylvania business corporation, is a bank holding company registered with and supervised by the Board of Governors of the Federal Reserve System. The Corporation was formed in 1986 for the purpose of becoming the parent holding company of PeoplesBank, A Codorus Valley Company, formerly named Peoples Bank of Glen Rock (the “Bank”). The formation was effective March 2, 1987. The Bank, a state-chartered institution, is a full service commercial bank and provides a wide range of services to individuals and small to medium-sized businesses in its York County, Pennsylvania and northern Maryland market areas.

The principal executive offices of the Corporation are located at Codorus Valley Corporate Center, 105 Leader Heights Road, P.O. Box 2887, York, Pennsylvania 17405-2887. The telephone number of the Corporation is (717) 747-1519.

The Offering; The Plan; Use of Proceeds

The securities offered hereby are a maximum of 200,000 shares of the Corporation’s common stock, par value $2.50 per share. The purpose of the offering is to provide holders of the Corporation’s common stock with a simple and convenient method of investing cash dividends and voluntary cash payments in additional shares of common stock, without incurring brokerage commissions, through the Corporation's Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

Detailed information concerning the Plan is provided under “Explanation of the Dividend Reinvestment and Stock Purchase Plan,” which should be reviewed carefully.

Shares may be acquired for issuance pursuant to the Plan through open market purchases, through negotiated transactions or from the Corporation. Open market purchases will be made by an independent purchasing agent retained to act as agent for Plan participants, and the purchase price to participants will be the actual price paid, excluding brokerage commissions and other expenses, which commissions and expenses will be paid by the Corporation. The Corporation will receive none of the proceeds from shares acquired for issuance pursuant to the Plan unless the acquisitions involve the purchase of shares from the Corporation. To the extent any shares are purchased from the Corporation, the proceeds of such sales will be added to the general funds of the Corporation and will be available for its general corporate purposes, including working capital requirements and contributions to the Corporation's banking subsidiary to support its anticipated growth and expansion.

RISK FACTORS

The purpose of the plan is to provide a simple and convenient method of investing cash dividends in additional shares of common stock. Nothing in this Prospectus represents a recommendation by the Corporation or anyone else that a person buy or sell the Corporation’s common stock. We urge you to read this Prospectus thoroughly before you make your investment decision regarding participation in the plan.

Before you invest in the Corporation’s common stock, you should be aware that an investment in our common stock involves a variety of risks, including those described below. You should carefully read and consider these risks factors, together with all the other information contained in this Prospectus, before you decide whether to purchase Codorus Valley Bancorp, Inc. common stock.

You will have a minimal influence on shareholder decisions.

Together, our directors and executive officers beneficially hold 227,135.783 shares, representing 5.40% of the total number of shares outstanding as of January 24, 2012. Further, this percentage of ownership could increase if our directors and officers participate in the Plan. Our directors and officers are able to significantly influence our management policies and decisions as well as issues that require a shareholder vote. If our directors and executive officers vote together, they could influence the outcome of certain corporate actions requiring shareholder approval, including the election of directors and the approval or non-approval of significant corporate transactions, such as the merger or sale of all of substantially all of our assets. Their interests may differ from the interests of other shareholders with respect to management issues.

Possible future sales of our common stock by our directors and executive officers could cause the market value of our common stock to decline.

Sales of additional shares of our stock, or the perception that shares may be sold by directors and executive officers of the Corporation, could negatively affect the market price of our stock.

Our issuance of additional shares of common stock could dilute or depress the value of your shares.

The Corporation’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. The issuance of additional stock within these limits will not require prior shareholder approval. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the Corporation’s stock. The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders.

Regulatory restrictions may affect our ability to pay dividends.

Our ability to pay dividends to our shareholders is also subject to and limited by certain legal and regulatory restrictions. Specifically, the Corporation is subject to restrictions on the payment of dividends to its shareholders pursuant to the Pennsylvania Business Corporation Law of 1988, as amended (BCL). The BCL prohibits dividend payments if such payment would render the Corporation insolvent or result in negative net worth.  In addition, the Corporation’s ability to pay dividends to its shareholder is dependent upon its ability to receive dividend payments from the Bank.  Federal and state banking regulations restrict the amount of dividends, loans or advances that PeoplesBank may make to the Corporation. The amount of total dividends which may be paid at any date is generally limited to the retained earnings of PeoplesBank. Furthermore, dividend payments would be prohibited if the effect thereof would cause PeoplesBank’s capital to be reduced below applicable minimum capital requirements.

The Corporation and PeoplesBank are subject to various regulatory capital requirements. Failure to meet minimum capital requirements can result in certain mandatory and possible additional discretionary actions by regulators that, if imposed, could have a material effect on the Corporation’s financial statements.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and PeoplesBank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators.

The trading market for our common stock is not active.

There is a limited public market for the Corporation’s common stock. We cannot assure you that a more liquid or active trading market will develop. In a less active market, you may not be able to sell your shares when you would like to sell them.

Anti-takeover provisions in our articles of incorporation and bylaws, certain provisions of Pennsylvania law and the Corporation’s Rights Agreement may discourage or prevent a takeover of our company and result in a lower market price for our common stock.

Our Articles of Incorporation and bylaws contain certain provisions that enhance the ability of our board of directors to deal with attempts to acquire control of our company. In addition, Pennsylvania law contains certain anti-takeover provisions that apply to us. Also, the Corporation’s Rights Agreement gives the board further power to resist an uninvited takeover. While these provisions may provide us with flexibility in managing our business, they could discourage or make a merger, tender offer or proxy contest more difficult, even though certain shareholders may wish to participate in the transaction. These provisions could also potentially adversely affect the market price of the common stock.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

We face substantial competition in all phases of our operations from a variety of different competitors. Our future growth and success will depend on our ability to compete effectively in this highly competitive environment. We compete for loans, deposits and other financial services in our geographic market with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and various other non-bank competitors.

Changes in the law and regulations may affect our ability to do business, our costs, and our profits.

We are subject to extensive state and federal supervision and regulation. These laws and regulations are intended to protect depositors, not shareholders. Any change in applicable laws or regulations may have a material effect on our business and prospects. We cannot predict the nature or the extent of the effect on our business or earnings that monetary policies, economic control, or new federal or state regulations may have in the future,

Changes in market interest rates may adversely affect our earnings and financial condition.

The Corporation’s earnings and cash flows are largely dependent upon its net interest income, which is subject to interest rate risk due to fluctuations in market interest rates. We are unable to predict changes in market interest rates, which are affected by many factors beyond our control, including inflation, unemployment, money supply, and domestic and international events, among others. We attempt to manage interest rate risk, in part, by controlling the mix of interest rate sensitive assets and interest rate sensitive liabilities. However, interest rate risk management is not an exact science. A rapid increase or decrease in market interest rates could adversely affect our financial performance.

The Corporation is subject to credit risk.

The Corporation is subject to credit risk if loan customers do not repay their loans according to the terms of their loans, and the collateral securing the payment of loans is insufficient to assure repayment. The Corporation may experience significant credit losses, which could have a material adverse effect on its operating results. In an economic downturn or recession, our credit risk could increase. Management makes various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of its borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.

The Corporation’s allowance for possible loan losses may be insufficient.

Management makes significant estimates in determining the allowance for loan losses. Management considers a variety of factors in establishing this estimate, such as current economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan reviews, financial and managerial strength of borrowers, adequacy of collateral, if collateral dependent, or the present value of future cash flows and other relevant factors. Estimates related to the value of collateral also have a significant impact on whether or not management continues to accrue income on delinquent loans and on the amounts at which foreclosed real estate is recorded on the statement of financial condition. In addition, bank regulatory agencies periodically review the Corporation’s allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from management. Any increases in the allowance for loan losses will result in a decrease in net income and capital, and may have a material adverse effect on the Corporation’s consolidated financial condition and results of operations.

Changes in real estate values may adversely impact our loans that are secured by real estate.

A significant portion of our loan portfolio consists of residential and commercial mortgages secured by real estate. These properties are concentrated in south-central Pennsylvania and northern Maryland. Real estate values and real estate markets generally are affected by, among other things, changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in the tax laws and other governmental statutes, regulations and policies, and acts of nature. If real estate prices continue to decline, particularly in our market areas, the value of the real estate collateral securing the Corporation’s loans will be further reduced. This reduction in the value of the collateral may increase the number of non-performing loans and continue to have a material negative impact on our financial performance.

A prolonged economic downturn, especially one affecting our market areas, could reduce our customer base, our level of deposits and demand for financial products, such as loans.

We are in uncertain economic times, including uncertainty with respect to financial markets that have been volatile as a result of sub-prime mortgage fraud, a European sovereign debt crisis, a weak housing market and a relatively high level of unemployment, among other factors. Our success significantly depends upon growth in population, income levels, deposits and housing starts in the markets that we serve. If the communities in which we operate do not grow, or if prevailing economic conditions locally or nationally are unfavorable, our business growth plans may not be achieved. A prolonged economic downturn would likely contribute to the deterioration of the credit quality of our loan portfolio and reduce our level of customer deposits, which in turn would hurt our business.

If the current economic downturn in the economy as a whole, or in our market areas, continues for a prolonged period, borrowers may be less likely to repay their loans. Moreover, the value of real estate or other collateral that may secure our loans could be adversely affected. Unlike many larger institutions, we are not able to spread the risks of unfavorable local economic conditions across a large number of diversified economies and geographic locations. A prolonged economic downturn could, therefore, result in losses that could materially and adversely affect our business.

Unavailability of capital when needed or availability at less than favorable terms.

Shareholders’ equity, or capital, enables the Corporation to maintain asset growth, take advantage of strategic opportunities and absorb losses.  Therefore, access to capital, at a reasonable cost, is a critical success factor to the Corporation’s prosperity.

Common stock

You do not have control or authority to direct the price or time at which common stock is purchased or sold for plan accounts. Therefore, you bear the market risk associated with fluctuations in the price of common stock. The plan administrator will allocate shares purchased to 3 decimal places; thus, there will likely always be a partial share in your plan account. This practice allows maximum investment of your dividends.

EXPLANATION OF THE DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

An explanation of the Plan follows. The Plan is contained in a written Plan instrument, a copy of which is maintained at the offices of the Corporation, as well as at the offices of the Plan Administrator identified in Answer Number 3 below. In the event of any inconsistency between that Plan instrument and this explanation, the Plan instrument will control. The Plan does not represent a change in our dividend policy, which will continue to depend upon earnings, financial and regulatory requirements and other factors, and which will be determined by our Board of Directors from time to time. Shareholders who do not wish to participate in this plan will continue to receive cash dividends when and as declared. We cannot provide any assurance whether, or at what rate, we will continue to pay dividends.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide holders of the Corporation’s common stock with a convenient and economical method of investing cash dividends payable upon their common stock and voluntary cash payments in additional shares of common stock. To the extent that the additional shares are purchased directly from the Corporation under the Plan, the Corporation will receive additional funds for its general corporate purposes.

 Advantages

2.	What are the advantages of the Plan?

Participation in the Plan offers a number of advantages:

•	The Plan enables the shareholders to acquire additional shares of common stock without the payment of brokerage commissions.

•
The Plan provides shareholders of the Corporation with the opportunity to reinvest their dividends automatically in additional shares of common stock. The Plan also provides shareholders with the opportunity to make additional voluntary cash payments, within specified limits, to purchase additional shares of common stock without the payment of any service charges or brokerage commissions.

•	Participants may deposit their physically held common stock certificate(s), at no cost, with the Plan Administrator.

•
Participants’ funds will be fully utilized through the crediting of fractional shares of stock to their accounts under the Plan. Because the shares of stock held under the Plan are held in “book entry” form, participants avoid cumbersome safekeeping and record keeping costs through the free custodial and reporting services furnished under the Plan.

•	Participants will receive periodic statements of the transactions for their accounts under the Plan.

 Administration

3.	Who administers the Plan for participants?

Wells Fargo Bank, N.A. administers the Plan as agent for the participants (the “Plan Administrator”). In such capacity, the Plan Administrator will send periodic statements of account to participants and perform other administrative duties relating to the Plan. Shares purchased for a participant under the Plan will be held by the Plan Administrator and registered in its name or the name of its nominee.

Any notices, questions or other communications relating to the Plan should include the participant's account number and should be addressed to one of the following:

Plan Requests should be mailed to:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified/Overnight Mail:                                                                               Effective June 1, 2012:

Wells Fargo Shareowner Services                                                 Wells Fargo Shareowner Services
161 North Concord Exchange                                                         1110 Centre Pointe Curve
South St. Paul, MN 55075-1139                                                      Mendota Heights, MN 55120

Written Requests to:

Wells Fargo Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-0854

General Information:

Fax: 1-651-450-4085
Tel: 1-800-468-9716
Tel: 1-651-450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Standard Time, Monday through Friday.

Internet: www.shareowneronline.com

 Participation

4.	Who is eligible to participate in the Plan?

Generally, holders of common stock of the Corporation will be eligible to participate in the Plan. However, the Corporation may refuse to offer the Plan to various shareholders of the Corporation for any reason, including for the reason that the state in which the shareholder resides may require registration, qualification or exemption of the common stock to be issued under the Plan, or registration or qualification of the Corporation or any of its officers or employees as a broker, dealer, salesman or agent. Also, persons, other than the Bank or the Bank’s Trust Department, who beneficially own four percent (4%) or more of the Corporation’s common stock are prohibited from enrolling in the Plan. Participants, other than the Bank or the Bank’s Trust Department, who become beneficial owners of four percent (4%) or more of the Corporation’s common stock will be terminated from further participation in the Plan.

Subject to the limitations in the paragraph immediately above and without limiting the generality of this statement, participants in the Plan may make voluntary cash payments of not less than One Hundred Dollars ($100.00) per payment or more than Three Thousand Dollars ($3,000.00) per quarter. See Number 14 below.

5.	How does an eligible shareholder become a participant in the Plan?

Any eligible shareholder may join the Plan at any time by completing and signing the authorization form included with this Prospectus and returning it to the Plan Administrator. Additional authorization forms may be obtained at any time from the Plan Administrator. A properly completed authorization form must be received before a dividend record date in order for the dividends payable on that date to be reinvested in the Corporation’s common stock under the Plan.

6.	Must a shareholder authorize dividend reinvestment on a minimum number of shares?

No. There is no minimum number of shares required for participation in the Plan. However, a shareholder may participate in the Plan only with respect to all of his or her shares of the Corporation’s common stock.; that is, a shareholder may not participate in the Plan with respect to fewer than all of his or her shares of common stock.

 Purchases

7.	How are shares of common stock acquired under the Plan?

Cash dividends payable upon the Corporation’s common stock held by persons participating in the Plan will be paid to the Plan Administrator. The dividends paid to the Plan Administrator will not include any applicable taxes withheld by the Corporation. The Plan Administrator will pool these cash dividends together with all voluntary cash payments received and, with respect to shares to be purchased on the open market, will transfer them to an independent purchasing agent (the “Plan Purchasing Agent”), which will be a broker-dealer registered under the Securities Exchange Act of 1934 and may be a bank, trust company, brokerage firm, or other independent fiduciary, as selected by the Plan Administrator. The Plan Purchasing Agent will use the funds to purchase shares of the Corporation’s common stock on the open market for the Plan accounts of the participants. Alternatively, the Plan Administrator will acquire shares directly from the Corporation or pursuant to certain negotiated transactions. A combination of the foregoing methods may be used as the Corporation directs. In any event, each participant’s account will be credited with a pro rata share of such purchased shares. Shares purchased from the Corporation will be authorized but unissued shares of its common stock.

8.	When will shares of common stock be purchased under the Plan?

Purchases of shares of common stock will be made as soon as reasonably possible after the applicable investment date, but not more than thirty (30) days after such date.

Voluntary cash payments will be accepted for investment, and will be invested only in connection with a dividend payment date. Because participants will not be credited with interest on their voluntary cash payments prior to investment and because the Plan Administrator is prohibited from holding voluntary cash payments for extended periods of time prior to investing them, participants are strongly encouraged to submit their voluntary cash payments as near as possible to the applicable dividend payment date. For investment of a voluntary cash payment to occur on a particular investment date, the voluntary cash payment must be received by the Plan Administrator no earlier than thirty (30) days prior to the corresponding dividend payment date, allowing adequate time for the checks or other drafts to clear prior to the corresponding dividend payment date. Historically, the Corporation has declared regular, quarterly cash dividends to shareholders of record as of the fourth Tuesday of each of January, April, July and October and has paid the dividends two weeks after the respective record date.

Purchases of common stock in the open market or in negotiated transactions may occur over one or more trading days.

9.	What will be the price of stock purchased under the Plan?

For purchases of shares of common stock on the open market or in negotiated transactions, the purchase price will be the pro rata share of the prices actually paid for the shares (excluding brokerage commissions, if any) at the time such purchases are made. For shares of common stock purchased by the Plan Administrator directly from the Corporation, the purchase price will be the fair market value of the stock as of the applicable investment date. The common stock is currently listed in the Global Market  of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”). As long as the common stock is listed in the NASDAQ Global Market, the fair market value shall be the average of the highest and lowest trading prices per share for the Stock on the applicable date or, if no trade occurred in the Global Market on that date, the average of the highest and lowest trading prices per share for the stock on the next day on which the stock was traded on the Global Market System.  During the time that the Corporation's common stock is not listed or traded on an established stock exchange or in the NASDAQ National Market System, or quoted by NASDAQ, the fair market value of the stock will be the average of the lowest bid and asked quoted prices per share of the common stock on the applicable investment date, as reported by one or more brokerage firms selected by the Plan Administrator, which then make a market in the Corporation’s common stock. If there are no such bid and asked quotations on that date, the quoted per share price (or average quoted per share prices, if several) reported on the applicable investment date, whether bid or asked, will be used.

10.	How many shares will be purchased for participants?

The number of shares that will be purchased for each participant will depend upon the amount of cash dividends to be reinvested for the participant, the amount of any voluntary cash payments and the fair market value and/or actual trading price of the shares purchased. Each participant’s account will be credited with the whole and fractional shares (calculated to three (3) decimal places) equal to the pro rata amount invested for the respective participant, divided by the applicable purchase price per share. The applicable purchase price per share will be the total amount of dividends invested divided by the total shares purchased.

11.	Will dividends on shares in participants’ accounts be used to purchase shares?

Yes. Dividends subsequently paid on shares that have been purchased under the Plan will also be used to purchase the Corporation’s common stock, thereby compounding each participant’s investment. Fractional shares held under the Plan for a participant’s account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

12.	Are there any expenses to participants in connection with purchases under the Plan?

The Corporation will pay all costs of administration of the Plan. The Corporation will also pay all brokerage fees incurred pursuant to purchases of common stock made under the Plan.

 Voluntary Cash Payments

13.	Who will be eligible to make voluntary cash payments?

All holders of common stock who elect to have dividends reinvested and who are eligible to participate in accordance with the provisions of this Plan may also elect to make voluntary cash payments.

14.	What are the limitations on voluntary cash payments?

Participants are strongly encouraged to submit any voluntary cash payments as near as possible to the applicable dividend payment date (See Number 8 above). Voluntary cash payments received too early or too late will be returned to participants.

Voluntary cash payments may not be less than One Hundred Dollars ($100.00) per payment or total more than Three Thousand Dollars ($3,000.00) per quarter.

15.	How does the voluntary cash payment option work?

A voluntary cash payment may be made by enclosing a check with the executed Authorization Form (for new participants) or by forwarding a check to the Plan Administrator using the transaction request form that will accompany each statement of account. Checks should be made payable to “Wells Fargo Shareowner Services” and should include the participant’s name, address, account number and the Corporation’s name. Additional payment forms may be obtained from the Plan Administrator.

Any voluntary cash payment received by the Plan Administrator within the period described in Numbers 8 and 14 above will be applied to the purchase of shares of common stock on the following investment date at a price determined in accordance with the provisions of the Plan. No interest will be paid on voluntary cash payments held by the Plan Administrator prior to the respective investment date.

Any optional cash payment will be returned upon request provided Wells Fargo Shareholder Services receives the request on or before the second business day prior to the date on which it is to be invested.

The Plan’s custodial service permits the participant to deposit all physically held certificate(s) in their possession with the Bank for safekeeping. Deposited shares represented by Common Stock certificates will be converted to book-entry and transferred in the name of the Wells Fargo, or its nominee name as agent for the participants in the Plan, and will be credited to the Participant’s Plan account. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan. Because you bear the risk of loss when sending stock certificates through the mail, we suggest that you send them registered insured for at least 2% of the current market value. Please do not endorse certificates.

        Optional Mail Loss Insurance. Please be advised that choosing registered, express or certified mail alone will not protect you should your certificates become lost or stolen.

As the Plan Administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form.  Mail loss insurance covers the cost of the replacement surety bond only.  Replacement transaction fees may also apply. To take advantage of the optional mail loss insurance, simply include your $10.00 check, made payable to WFSS Surety Program, along with your certificates and instructions.

To qualify for this service you must choose to use an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000.

The value of certificate shares is based on the closing market price of the common stock on the trading day prior to the documented mail date. Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

16.	May participants have cash contributions to the Plan withdrawn from a checking or savings account?

An automatic cash investment service is available for participants. The service is a convenient, no-cost method through which participants may make voluntary cash contributions to the Plan by having money automatically withdrawn from a designated United States checking or savings account each quarter and invested in the participant’s account.

Through the Plan’s automatic deduction feature, participants may elect to invest additional funds in the Corporation’s common stock through optional cash payments, processed through electronic funds transfer and withdrawn automatically from a participant’s predesignated bank account. To invest additional funds by automatic deduction, participants must first complete and sign an Automatic Deduction Form and return the form to Wells

Fargo Bank, N.A. Automatic Deduction Forms are available upon request from the Plan Administrator. Once the automatic quarterly deduction option is initiated, funds will be drawn from the participant’s designated United States bank account on or about five business days preceding the dividend payment date of each quarter and will be invested in common stock, beginning on the investment date.

If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, Wells Fargo Bank, N.A. will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. Wells Fargo Bank, N.A. may sell other shares in the account to recover a returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary, to cover any market loss incurred by Wells Fargo Bank, N.A.

Forms will be processed and will become effective as promptly as practicable. Participants may change the designated account for automatic deduction or discontinue this feature by written instruction to the Plan Administrator. To be effective with respect to a particular investment date, your change or termination request must be received by Wells Fargo at least 15 business days prior to the investment date.

 Reports to Participants

17.	What reports will participants in the Plan receive?

Each participant will receive periodic statements of account showing the following: the amount of dividends invested for the participant; the amount of voluntary cash payments made by the participant; any taxes withheld; the net amount invested; the amount of brokerage fees paid on behalf of the participant; the number of shares of stock purchased; the price per share; and the total number of shares accumulated for the participant under the Plan. These statements will serve as a record of the transactions for the participant under the Plan and should be retained for income tax purposes. Each participant will also receive the same communications sent to all other persons holding common stock of the Corporation, as well as Internal Revenue Service information for reporting dividend income received.

18.	How will a participant’s shares be voted at meetings of shareholders?

For each meeting of the Corporation's shareholders, each participant will receive proxy materials that will enable him or her to direct the Plan Administrator, as record holder, to vote whole shares and fractional interests credited to his or her Plan account. Shares held by the Plan Administrator for the account of a participant who does not properly return a proxy will not be voted. Participants will vote shares registered in their own names directly or by proxy, as they have done in the past.

 Federal Income Tax Information

19.	What are the federal income tax consequences of participating in the Plan?

For federal income tax purposes, a participant in the Plan will be treated as having received on the dividend payment date the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes or invested in additional shares of common stock pursuant to the Plan. Additionally, the participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant’s behalf. The per share tax basis of shares acquired for a participant under the Plan will be the price per share reported on the periodic statement of account supplied to each participant after each applicable investment date and will include the amount of brokerage commissions paid on behalf of the participant.

Compliance with Emergency Economic Stabilization Act of 2008

Effective January 1, 2012, the Plan qualified as a Dividend Reinvestment Plan (DRP) under the meaning of Treasury Regulation 1.1012-1(e)(6)(i), which enables participants to use the “average basis method” when determining the tax basis of any shares sold.

This Plan assumes that each participant will use the first-in, first-out “FIFO” method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for “specific identification” cost basis at any time or, effective January 1, 2012, may designate their preference for the “average basis method” effective for sales occurring after the election. Federal tax regulations require the FIFO tax lot selection method after the average cost basis election has been made.

The holding period for shares acquired pursuant to the Plan will begin on the day after the date the shares are acquired for a participant’s account. In the case of any participant as to whom federal income tax withholding on dividends is required, and in the case of a foreign participant whose taxable income under the Plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, either upon the participant’s withdrawal of those shares from the Plan or upon termination of participation in the Plan. A participant who sells or exchanges shares previously received from the Plan or who directs the Plan Administrator to sell his or her Plan shares may, however, recognize gain or loss. A participant also will recognize gain or loss upon the receipt of a cash payment for a fractional share credited to the participant’s account upon termination of participation in the Plan. The amount of gain or loss in either case will be the difference between the amount the participant receives for the Plan shares or fractional share and the participant's tax basis in such shares or fractional share.

Participants who purchase common stock under the Plan with voluntary cash payments should not be required to recognize income in connection with the purchases, aside from the commissions and other brokerage expenses paid on behalf of the participant which amounts will be taxable. The tax basis of shares purchased under these circumstances will be equal to the purchase price, adjusted for the amount of commission expenses paid on behalf of participants. The holding period for the shares commences on the day after the shares are acquired.

The foregoing summary is based upon an interpretation of current federal income tax laws and assumes that dividends paid by the Corporation will be from its earnings and profits. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE PARTICULAR TAX CONSEQUENCES, INCLUDING STATE TAX CONSEQUENCES, WHICH MAY RESULT FROM PARTICIPATION IN THE PLAN AND ANY SUBSEQUENT DISPOSAL OF SHARES ACQUIRED PURSUANT TO THE PLAN.

 Withdrawal of Shares from Plan Accounts

20.	How may a participant withdraw shares purchased under the Plan?

A participant may withdraw all or a portion of the whole shares of common stock credited to his or her account by notifying the Plan Administrator in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn from the Plan will be registered in the name of the participant and mailed to the participant’s address of record. No certificates for fractional shares will be issued under any circumstance. Any notice of withdrawal received from a participant after a dividend record date will not be effective until the participant’s dividends paid on that date have been reinvested and the shares credited to the participant’s account.

Dividends on shares withdrawn from a participant’s account will continue to be reinvested unless the participant otherwise notifies the Plan Administrator in writing. A participant who withdraws all of the whole and fractional shares from his or her account will be treated as having terminated participation in the Plan.

21.	May a participant elect to have the withdrawn shares sold?

Yes. A participant may request in writing to the Plan Administrator or by telephoning, if the participant has previously authorized automated privileges, the Plan Administrator to sell the shares being withdrawn from the Plan account. Participants should specify in their notice of withdrawal the number of shares to be sold. The Plan Administrator will direct the Plan Purchasing Agent to execute a sale order for the shares and provide for the sale of shares within thirty (30) days of receipt of the notice. Further, the Plan Administrator will deliver to the participant a check for the proceeds of the sale, less any brokerage commissions and applicable withholding taxes incurred in connection with the sale. If a participant submits a request to sell all or part of the participant’s Plan shares and the participant requests net proceeds to be automatically deposited to a bank checking or saving account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will be ignored and a check for the net proceeds will be issued. A request for shares to be sold must be signed by all persons in whose names the account appears.  Selling participants should be aware that the share price of the Corporation’s common stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market.  You should evaluate these possibilities while deciding whether and when to sell any shares through the Plan.  The price risk will be borne solely by you.

 Termination of Participation

22.	How does a participant terminate participation in the Plan?

A participant may terminate his or her participation in the Plan at any time by sending written notice in a form satisfactory to the Plan Administrator. A participant can terminate participation in the Plan at any time. Upon termination of participation in the Plan, unless the participant has submitted a request on a Plan transaction request form that some or all of the Plan shares be sold, the Plan administrator will issue to the participant a physical certificate for the full Plan shares in the participant’s account. If the request to terminate participation in the Plan is received on or after a dividend record date, but before the dividend payment date, the termination will be processed as soon as practicable, and a separate dividend check will be mailed to the participant. Future dividends will be paid in cash, unless the participant rejoins the Plan. A written request for termination should be signed by authorized signers as it appears on their account statement. To be effective with respect to a particular investment date, a change or termination request must be received by Wells Fargo at least 15 business days prior to the investment. If the participant prefers, Wells Fargo will sell all the full Plan shares and deliver the proceeds, less any brokerage commissions and service fees. In every case, the participant’s interest in a fractional share will be settled in cash at the current market value. If the participant requests to transfer all shares in the Plan account between a dividend record date and payable date, a transfer request will be processed; however, the Plan account will not be terminated. The participant may request additional dividend reinvestment shares, which will require the participant to submit a written request to transfer the additional shares. A check representing any uninvested dividends and voluntary cash payments held by the Plan Administrator for the participant under the Plan and a check in lieu of the issuance of any fractional share based on the then current net price or market value per share of the Corporation’s common stock will be issued.

23.	May a participant request shares to be sold?

Yes. A participant who is terminating participation in the Plan may request in writing that all of the shares in his or her account, both whole and fractional, be sold. The request must be signed by each person in whose name the Plan account appears. If such a sale is requested, the Plan Administrator will direct the Plan Purchasing Agent to proceed in the same manner as set forth in paragraph 21.

 Certificates for Shares

24.	Will certificates be issued for shares purchased under the Plan?

Generally not. Certificates for shares purchased for a participant's account under the Plan will not be issued unless the participant:

i.	requests in writing that the Plan Administrator issue a certificate;

ii.	withdraws shares from his or her Plan account; or

iii.	terminates his or her participation in the Plan and does not request that shares be sold on his or her behalf,

25.	In whose name will shares be registered when certificates are issued to participants?

Certificates will be issued in the name or names that appear on the participant’s account under the Plan. If a participant requests a certificate to be registered in a name other than that shown on the account, the request must be signed by all persons in whose names the account appears, with signatures Medallion guaranteed and accompanied by such other documentation as the Plan Administrator may require.

Other Information

26.	May a participant pledge shares held under the Plan or transfer rights under the Plan?

No. Shares credited to a participant’s account under the Plan may not be pledged or assigned, nor may any rights or interests under the Plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer shall be void. A participant who wishes to pledge or assign his or her shares held under the Plan must withdraw those shares from the Plan.

27.	What happens if a participant sells or transfers all of the shares of common stock registered in his or her name?

A participant who no longer has shares of the Corporation’s common stock will no longer participate in the Plan. A participant may continue to participate in the Plan as long as the Plan Administrator holds at least one whole share for the participant's account under the Plan.

28.	What happens if the Corporation declares a stock dividend or a stock split?

If the Corporation declares a stock dividend or effects a stock split, any shares resulting from the stock dividend or stock split with respect to common stock in a participant’s account will be adjusted to give effect to the split. In such event, the number of shares available for issuance under the Plan shall likewise be adjusted. The Corporation has paid stock splits at various times in the past.

29.	May the Plan be modified or terminated?

Yes. The Corporation reserves the right to suspend, modify or terminate the Plan at any time. Participants will receive notice of any suspension, termination or material modification of the Plan. The Corporation also reserves the right to terminate, at its sole discretion, any shareholder’s participation in the Plan at any time. The Corporation or Plan Administrator may adopt rules and regulations from time to time to facilitate the administration of the Plan.

At the direction of the Corporation, the Plan Administrator can terminate your participation in the Plan if the participant does not own at least one full share in the participant’s name or held through the Plan.

30.	What are the liabilities of the Corporation or the Plan Administrator under the Plan?

In administering the Plan, neither the Corporation, the Plan Administrator nor the Plan Purchasing Agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.

Wells Fargo Shareowner Services, as the Plan Administrator, is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of common stock by Plan Participants.  The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the Participant.

The Plan Administrator is acting solely as agent of the Corporation and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Corporation.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder.  In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

31.	Fees

Transaction or Plan Service Fees
Certificate Deposit	Corporation paid
Certificate Issuance	Corporation paid

Investment Fees
via optional cash investment	Corporation paid
via automatic withdrawal	Corporation paid
via dividend reinvestment	Corporation paid
purchase commission	Corporation paid

Sale Fees		Effective April 2, 2012
Service fee	$5.00 per transaction	$15.00 per transaction
Sale commission	$0.08 per share	$0.12 per share
Direct Deposit of Net Sale Proceeds	N/A	$5.00 per transaction

Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$25.00 per item	$35 per item
Prior Year Duplicate Statements	$15.00 per year	$20 per year

These fees may change from time to time or the Corporation may incur additional fees for various reasons.

USE OF PROCEEDS

The Corporation does not know the number of shares of common stock that will be purchased from it under the plan or the prices at which such shares will be purchased. To the extent that shares are purchased from the Corporation, and not in the open market, the Corporation intends to add proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to the Corporation’s subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds.

EXPERTS

The Corporation’s consolidated financial statements as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance upon the report of ParenteBeard LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Barley Snyder LLP,  legal counsel to Codorus Valley, will pass upon the validity of the common stock offered pursuant to the Plan.

WHERE TO FIND MORE INFORMATION

Codorus Valley is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Reports, proxy and information statements and other information filed by Codorus Valley can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Codorus Valley’s common stock is listed for trading on the NASDAQ Global Market.  Reports, proxy and information statements, and other information concerning Codorus Valley may also be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like Codorus Valley, that file electronically with the SEC. The address of the SEC Web site is http.//www.sec.gov.

Codorus Valley has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby. This document does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to Codorus Valley and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC at the addresses set forth above or through the SEC Web site. Statements made in this document concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Some of the information that you may want to consider in deciding whether to purchase shares of common stock is not physically included in this document, but rather is “incorporated by reference” to documents that have been filed by Codorus Valley with the SEC. As permitted by the SEC, the following documents are incorporated by reference in this document:

1.  Codorus Valley’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 28, 2011;

2.  Codorus Valley’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed May 12, 2011;

3. Codorus Valley’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed August 10, 2011;

4.  Codorus Valley’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed November 14, 2011;

5. Codorus Valley’s Current Reports on Form 8-K, filed January 20, March 25, April 19, May 18, July 19, August 11 and 24, September 9 and 29, October 3 and 17, November 10 and 14 and December 15, 2011; and January 13 and 17 of 2012.

6.  The description of Codorus Valley’s common stock that appears on pages 27-32 of the Corporation’s Prospectus, filed with the SEC on November 18, 1986, which forms a part of the Corporation’s Registration Statement No. 33-10257 on Form S-4; and the description of rights contained in  the Corporation’s Rights Agreement filed with the SEC on November 8, 2005, which forms a part of the Corporation’s Current Report on Form 8-K, as amended January 9, 2009 and filed on Form 8-K on January 15, 2009, as amended August 17, 2011 and filed on form 8-K, filed August 24, 2011.

All documents filed by Codorus Valley pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the termination of the offering of the securities made by this document shall be deemed to be incorporated by reference in this document and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

Codorus Valley hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this document has been delivered, on the written or oral request of any such person, a copy of any and all of the documents that have been incorporated by reference in this document.  Requests for such copies should be directed to Jann Weaver, Treasurer, Codorus Valley Bancorp, Inc., 105 Leader Heights Road, P.O. Box 2887, York, Pennsylvania, (717) 747-1519.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred by Codorus Valley Corporation in connection with the issuance and distribution of the shares being registered:

Registration Fee	$167
Printing Expenses	200
Accounting Expenses	3,000
Legal Expenses	5,000
TOTAL	$8,367

Item 15.  Indemnification of Directors and Officers.

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The organizational documents of Codorus Valley Bancorp, Inc. provide for (a) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Codorus Valley Bancorp, Inc.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant) is asserted be such directors, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

1.  The undersigned registrant hereby undertakes as follows:

(A)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(B) Paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(C) Paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on January 24, 2012.

CODORUS VALLEY BANCORP, INC. /s/ Larry J. Miller By: Larry J. Miller President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Harry R. Swift and Larry J. Miller, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Rodney L. Krebs Rodney L. Krebs	Chairman of the Board and Director	January 24, 2012
/s/ Larry J. Miller Larry J. Miller	President, Chief Executive Officer, Vice Chairman of the Board and Director (Principal Executive Officer)	January 24, 2012
/s/ D. Reed Anderson, Esq. D. Reed Anderson, Esq.	Director	January 24, 2012
/s/ Cynthia A. Dotzel, CPA Cynthia A. Dotzel, CPA	Director	January 24, 2012
/s/ Jeffrey R. Hines Jeffrey R. Hines	Director	January 24, 2012
/s/ MacGregor S. Jones MacGregor S. Jones	Director	January 24, 2012
/s/ William H. Simpson William H. Simpson	Director	January 24, 2012
/s/ Dallas L. Smith Dallas L. Smith	Director	January 24, 2012
/s/ Michael L. Waugh Michael L. Waugh	Director	January 24, 2012
/s/ Jann A. Weaver Jann A. Weaver	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	January 24, 2012

EXHIBIT INDEX

Number	Title

4.1	Certificate of Designations for the Series A Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 15, 2009 and incorporated herein by reference).
4.2
Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B of Codorus Valley Bancorp, Inc. establishing the designations, preferences, limitations and relative rights of the SBLF Preferred Stock*

4.3
Rights Agreement, dated as of November 4, 2005 (Incorporated by Reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K, November 8, 2005, filed with the Commission on November 8, 2005), as amended January 9, 2009 and filed on Form 8-K, filed January 15, 2009, as amended August 17, 2011 and filed on Form 8-K, filed August 24, 2011.

4.4
Small Business Lending Fund – Securities Purchase Agreement, dated August 18, 2011, between Codorus Valley Bancorp, Inc. and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Preferred Stock.*

5.1	Opinion of Barley Snyder LLP re: legality
10.1	Dividend Reinvestment and Stock Purchase Plan
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Barley Snyder LLC (contained in Exhibit 5)
24.1	Power of Attorney (contained on signature page)

 *  Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on August 24, 2011, and incorporated herein by reference.